Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. REPORTS RECORD FIRST QUARTER 2019 REVENUE

- Establishes 2019 Second Quarter Guidance and Updates Full Year Guidance -

WYOMISSING, PA. — May 6, 2019 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”), North America's first gaming-focused real estate investment trust (“REIT”), today announced results for the quarter ended March 31, 2019. First quarter total revenue grew 17.9%, net income declined by 3.9%, adjusted EBITDA increased 16.8% and FFO and AFFO rose 22.0% and 8.5%, respectively. The Company's results benefited from a full quarter's contribution from the October 2018 acquisitions of real property assets operated by Boyd Gaming Corporation (“BYD”), Eldorado Resorts, Inc. (“ERI”) and Penn National Gaming, Inc. (“PENN”). During the quarter, shareholders received a quarterly cash dividend of $0.68 per share, which marks a 7.9% increase over the comparable period in 2018 and a 5.4% increase on a compound annual basis since the Company's formation.

Chief Executive Officer, Peter M. Carlino, commented “During the first quarter of 2019, our portfolio generated another period of robust results across our key financial metrics. We continue to prudently manage our balance sheet and capital structure. We are as focused and motivated as ever in our thoughtful pursuit of portfolio enhancing, accretive transactions. Our tenants represent the industry’s leading regional gaming operators. These relationships position GLPI to participate in additional accretive transaction opportunities alongside our tenants while we simultaneously pursue transactions for assets owned and operated by entrepreneurs and others who can benefit from a relationship with GLPI.”

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2019 Actual	2018 Actual
Total Revenue	$287.9	$244.1
Net Income	$93.0	$96.8
Funds From Operations (1)	$148.7	$121.9
Adjusted Funds From Operations (2)	$183.0	$168.7
Adjusted EBITDA (3)	$258.4	$221.3

Net income, per diluted common share	$0.43	$0.45
FFO, per diluted common share	$0.69	$0.57
AFFO, per diluted common share	$0.85	$0.79

(1)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2019, GLPI's portfolio consisted of interests in 46 gaming and related facilities, including Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 33 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by ERI (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by BYD (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 23.5 million square feet.

During the first quarter of 2019, the operating results of Casino Queen continued to decline, resulting in the anticipated acquirer withdrawing from the sales process. Subsequent offers for the operating assets of Casino Queen have declined substantially and proceeds from the sale are not expected to generate enough cash to repay all of Casino Queen’s creditors. The Company has recorded an impairment charge of $13.0 million through the condensed consolidated statement of income for the three months ended March 31, 2019 to reflect the write-off of the Casino Queen loan.

Conference Call Details

The Company will hold a conference call on May 7, 2019 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13689982
The playback can be accessed through May 14, 2019.

Guidance

The table below sets forth current guidance targets for financial results for the 2019 second quarter and full year, based on the following assumptions:

•	Includes the full year impact of the transaction closed on October 1, 2018, with ERI and the impact of the transactions closed on October 15, 2018 with PENN, PNK, and BYD;

•	Reported range of revenue from real estate of approximately $1,025.9 to $1,029.8 million for the year and $256.0 million for the second quarter consisting of:

	Three Months Ended June 30, 2019	Full Year Ending December 31, 2019
(in millions)	Second Quarter	Full Year Range
Cash Revenue from Real Estate
PENN	$202.7	$812.3	$816.2
ERI	27.5	110.3	110.3
BYD	25.8	103.6	103.6
Casino Queen	3.6	14.5	14.5
PENN non-assigned land lease	(0.7)	(2.9)	(2.9)
Total Cash Revenue from Real Estate	$258.9	$1,037.8	$1,041.7

Non-Cash Adjustments
Straight-line rent	$(8.6)	$(34.6)	$(34.6)
Land leases paid by tenants	5.7	22.7	22.7
Total Revenue from Real Estate as Reported	$256.0	$1,025.9	$1,029.8

•
Adjusted EBITDA from the TRS Properties of approximately $29.0 million for the year and $8.5 million for the second quarter and reflects the impact of the Maryland state budget process which revoked the previously approved tax relief granted by the Maryland Lottery Commission;

•	Blended income tax rate at the TRS Properties of 33%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 214.6 million shares for the year and the second quarter and the fully diluted share count is approximately 215.4 million shares for the year and for the second quarter.

	Three Months Ended June 30,		Full Year Ending December 31,
(in millions, except per share data)	2019 Guidance	2018 Actual	2019 Guidance Range		2018 Actual
Total Revenue	$289.9	$254.2	$1,154.0	$1,158.0	$1,055.7

Net Income	$108.0	$92.0	$417.9	$424.9	$339.5
Losses from dispositions of property	—	0.2	—		0.3
Real estate depreciation	55.3	24.7	220.6	220.6	125.6
Funds From Operations (1)	$163.3	$116.9	$638.5	$645.5	$465.4
Straight-line rent adjustments	8.6	16.6	34.6	34.6	61.9
Direct financing lease adjustments	—	11.0	—	—	38.4
Other depreciation	2.3	2.9	9.8	9.8	11.4
Amortization of land rights	3.1	2.7	12.4	12.4	11.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	2.9	3.0	11.6	11.6	12.2
Stock based compensation	3.9	0.6	16.1	16.1	11.2
Losses on debt extinguishment	—	3.5	—	—	3.5
Retirement costs	—	13.1	—	—	13.1
Goodwill impairment charges	—	—	—	—	59.5
Loan impairment charges	—	—	13.0	13.0	—
Capital maintenance expenditures	(1.0)	(1.1)	(3.5)	(3.5)	(4.3)
Adjusted Funds From Operations (2)	$183.1	$169.2	$732.5	$739.5	$683.6
Interest, net	76.6	56.2	306.6	306.6	245.9
Income tax expense	1.4	1.6	4.4	4.4	5.0
Capital maintenance expenditures	1.0	1.1	3.5	3.5	4.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2.9)	(3.0)	(11.6)	(11.6)	(12.2)
Adjusted EBITDA (3)	$259.2	$225.1	$1,035.4	$1,042.4	$926.6

Net income, per diluted common share	$0.50	$0.43	$1.94	$1.97	$1.58
FFO, per diluted common share	$0.76	$0.54	$2.96	$3.00	$2.17
AFFO, per diluted common share	$0.85	$0.79	$3.40	$3.43	$3.18

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs, goodwill impairment charges and loan impairment charges, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, goodwill impairment charges and loan impairment charges.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental income	$247,678	$169,405
Income from direct financing lease	—	18,621
Interest income from mortgaged real estate	7,193	—
Real estate taxes paid by tenants	—	21,278
Total income from real estate	254,871	209,304
Gaming, food, beverage and other	32,993	34,746
Total revenues	287,864	244,050
Operating expenses
Gaming, food, beverage and other	19,022	19,658
Real estate taxes	—	21,595
Land rights and ground lease expense	9,249	6,532
General and administrative	17,240	16,460
Depreciation	58,578	27,954
Loan impairment charges	13,000	—
Total operating expenses	117,089	92,199
Income from operations	170,775	151,851

Other income (expenses)
Interest expense	(76,728)	(54,068)
Interest income	89	481
Total other expenses	(76,639)	(53,587)

Income from operations before income taxes	94,136	98,264
Income tax expense	1,126	1,492
Net income	$93,010	$96,772

Earnings per common share:
Basic earnings per common share	$0.43	$0.45
Diluted earnings per common share	$0.43	$0.45

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2019	2018	2019	2018
Real Estate	$254,871	$209,304	$250,110	$212,029
GLP Holdings, LLC (TRS)	32,993	34,746	8,309	9,316
Total	$287,864	$244,050	$258,419	$221,345

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31, 2019	PENN Master Lease	Amended Pinnacle Master Lease	ERI Master Lease and Mortgage	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$68,482	$55,781	$15,230	$18,286	$3,283	$2,275	$163,337
Land base rent	23,492	17,703	3,340	2,906	—	—	47,441
Percentage rent	21,685	7,833	3,340	2,770	2,792	1,356	39,776
Total cash rental income	$113,659	$81,317	$21,910	$23,962	$6,075	$3,631	$250,554
Straight-line rent adjustments	2,231	(6,318)	(2,895)	(2,234)	572	—	(8,644)
Ground rent in revenue	962	1,781	2,386	434	—	—	5,563
Other rental revenue	—	—	—	—	205	—	205
Total rental income	$116,852	$76,780	$21,401	$22,162	$6,852	$3,631	$247,678
Interest income from mortgaged real estate	—	—	5,591	1,602	—	—	7,193
Total income from real estate	$116,852	$76,780	$26,992	$23,764	$6,852	$3,631	$254,871

Total cash net operating income of $257,952 for the three months ended March 31, 2019 is determined by adding cash rental income, other rental income and interest income from mortgaged real estate.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended March 31,
	2019	2018
Real estate general and administrative expenses (1)	$11,578	$10,986
GLP Holdings, LLC (TRS) general and administrative expenses (1)	5,662	5,474
Total reported general and administrative expenses	$17,240	$16,460

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$93,010	$96,772
Losses from dispositions of property	7	—
Real estate depreciation	55,675	25,098
Funds from operations	$148,692	$121,870
Straight-line rent adjustments	8,644	16,617
Direct financing lease adjustments	—	18,209
Other depreciation (1)	2,903	2,856
Amortization of land rights	3,090	2,727
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,891	3,257
Stock based compensation	4,325	3,987
Loan impairment charges	13,000	—
Capital maintenance expenditures (2)	(530)	(822)
Adjusted funds from operations	$183,015	$168,701
Interest, net	76,639	53,587
Income tax expense	1,126	1,492
Capital maintenance expenditures (2)	530	822
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,891)	(3,257)
Adjusted EBITDA	$258,419	$221,345

Net income, per diluted common share	$0.43	$0.45
FFO, per diluted common share	$0.69	$0.57
AFFO, per diluted common share	$0.85	$0.79

Weighted average number of common shares outstanding
Diluted	215,287,995	214,681,912

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$90,763	$93,716
Losses from dispositions of property	7	—
Real estate depreciation	55,675	25,098
Funds from operations	$146,445	$118,814
Straight-line rent adjustments	8,644	16,617
Direct financing lease adjustments	—	18,209
Other depreciation (1)	500	517
Amortization of land rights	3,090	2,727
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,891	3,257
Stock based compensation	4,325	3,987
Loan impairment charges	13,000	—
Capital maintenance expenditures (2)	(2)	(48)
Adjusted funds from operations	$178,893	$164,080
Interest, net (3)	74,038	50,987
Income tax expense	68	171
Capital maintenance expenditures (2)	2	48
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,891)	(3,257)
Adjusted EBITDA	$250,110	$212,029

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest expense, net is net of intercompany interest eliminations of $2.6 million for both the three months ended March 31, 2019 and 2018.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$2,247	$3,056
(Gains) losses from dispositions of property	—	—
Real estate depreciation	—	—
Funds from operations	$2,247	$3,056
Straight-line rent adjustments	—	—
Direct financing lease adjustments	—	—
Other depreciation (1)	2,403	2,339
Amortization of land rights	—	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—
Stock based compensation	—	—
Loan impairment charges	—	—
Capital maintenance expenditures (2)	(528)	(774)
Adjusted funds from operations	$4,122	$4,621
Interest, net	2,601	2,600
Income tax expense	1,058	1,321
Capital maintenance expenditures (2)	528	774
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—
Adjusted EBITDA	$8,309	$9,316

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(amounts in thousands, except share and per share data) (unaudited)

	March 31, 2019	December 31, 2018

Assets
Real estate investments, net	$7,275,596	$7,331,460
Property and equipment, used in operations, net	98,513	100,884
Mortgage loans receivable	303,684	303,684
Right-of-use assets and land rights, net	872,656	673,207
Cash and cash equivalents	30,334	25,783
Prepaid expenses	3,462	30,967
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Loan receivable	—	13,000
Deferred tax assets	5,528	5,178
Other assets	31,415	67,486
Total assets	$8,646,832	$8,577,293

Liabilities
Accounts payable	$702	$2,511
Accrued expenses	5,951	30,297
Accrued interest	98,223	45,261
Accrued salaries and wages	6,848	17,010
Gaming, property, and other taxes	1,340	42,879
Income taxes	648	—
Lease liabilities	202,405	—
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,795,122	5,853,497
Deferred rental revenue	302,555	293,911
Deferred tax liabilities	258	261
Other liabilities	25,096	26,059
Total liabilities	6,439,148	6,311,686

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2019 and December 31, 2018)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 214,645,500 and 214,211,932 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	2,146	2,142
Additional paid-in capital	3,947,768	3,952,503
Accumulated deficit	(1,742,230)	(1,689,038)
Total shareholders’ equity	2,207,684	2,265,607
Total liabilities and shareholders’ equity	$8,646,832	$8,577,293

Debt Capitalization

The Company had $30.3 million of unrestricted cash and $5.8 billion in total debt at March 31, 2019.  The Company’s debt structure as of March 31, 2019 was as follows:

		As of March 31, 2019
	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	4.1	3.988%	$341,000
Unsecured Term Loan A-1 Due April 2021 (1)	2.1	3.986%	525,000
Senior Unsecured Notes Due November 2020	1.6	4.875%	1,000,000
Senior Unsecured Notes Due April 2021	2.0	4.375%	400,000
Senior Unsecured Notes Due November 2023	4.6	5.375%	500,000
Senior Unsecured Notes Due June 2025	6.2	5.250%	850,000
Senior Unsecured Notes Due April 2026	7.0	5.375%	975,000
Senior Unsecured Notes Due June 2028	9.2	5.750%	500,000
Senior Unsecured Notes Due January 2029	9.8	5.300%	750,000
Finance lease liability	7.4	4.780%	1,082
Total long-term debt			$5,842,082
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(46,960)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$5,795,122
Weighted average	5.4	5.019%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Dividends

On February 20, 2019, the Company’s Board of Directors declared the first quarter 2019 dividend.  Shareholders of record on March 8, 2019 received $0.68 per common share, which was paid on March 22, 2019.  The Company anticipates the following schedule regarding dividends to be paid in 2019:

Payment Dates
March 22, 2019	(paid)
June 28, 2019
September 20, 2019
December 27, 2019

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (20 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
Resorts Casino Tunica	Tunica, MS	5/1/2017	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (two properties)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
ERI Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	ERI
Tropicana Evansville	Evansville, IN	10/1/2018	ERI
Tropicana Laughlin	Laughlin, NV	10/1/2018	ERI
Trop Casino Greenville	Greenville, MS	10/1/2018	ERI
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	ERI
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Mortgaged Properties
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	N/A	BYD
Lumière Place	St. Louis, MO	N/A	ERI
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI

Lease and Mortgage Information

	Master Leases				Single Asset Leases
	PENN Master Lease	Amended Pinnacle Master Lease	ERI Master Lease	BYD Master Lease	PENN-Meadows Lease	Casino Queen Lease
Property Count	20	12	5	3	1	1
Number of States Represented	10	8	5	2	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018 (1)	9/9/2016	1/23/2014
Initial Term	15	10	15	10 (1)	10	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Rent to Revenue Coverage	1.1	1.2	1.2	1.4	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	2%	2%	5% (2)	2%
Coverage as of Tenants' latest Earnings Report	1.88	1.83	2.2	1.9	1.99	1.39 (5)
Minimum Escalator Coverage Governor	1.8	1.8	1.2 (3)	1.8	2.0	1.8
Yearly Anniversary for Realization	November 2019	May 2019	October 2019	May 2019	October 2019	February 2019
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	2 years	2 years	2 years	5 years
Next Reset	November 2023	May 2020	October 2020	May 2020	October 2020	February 2024

	Mortgages
	BYD (Belterra) (4)	ERI (Lumière Place)
Property Count	1	1
Commencement Date	10/15/2018	10/1/2018
Current Interest Rate	11.11%	9.09%
Credit Enhancement	Guarantee from Master Lease Entity	Corporate Guarantee

(1) Boyd assumed Pinnacle's legacy lease initial term, which will end on April 30, 2026.
(2) Meadows yearly escalator is 5% until a breakpoint where it resets to 2%.
(3) Eldorado escalator governor is 1.2x for the initial 5 years and then 1.8x in subsequent years.
(4) The Belterra Park Mortgage is supported by the BYD Master Lease subsidiaries and its terms are consistent with the BYD Master Lease.
(5) Not a public reporting entity, number certified by tenant as of December 31, 2018.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, and goodwill and loan impairment charges.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the second quarter of 2019 and the full 2019 fiscal year; our expectations regarding future acquisitions and expected 2019 dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.  Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Tenant Information

Information with respect to our tenants' rent coverage is derived from the public statements and filings of PENN, BYD and ERI and from certifications provided by Casino Queen, Inc. GLPI has not independently verified the accuracy of this information and therefore makes no representation as to the accuracy of such information.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder                         Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/378-8215                        T: 212/835-8500
Email: investorinquiries@glpropinc.com            Email: glpi@jcir.com